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PRESS RELEASE

     Titan Acquires Enterprise Asset Management Software

     and Distributed Workflow Technology Company Mainsaver

Cayenta.com Subsidiary to Benefit From Established Base of Fortune 1000 Clients
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SAN  DIEGO,  CA - November  3, 1999 -- The Titan  Corporation  (NYSE:TTN)  today announced that it has acquired all of the stock of J.B. Systems, Inc. doing business as Mainsaver, in a purchase transaction. No financial information regarding the transaction was provided. Mainsaver is a leading provider of Enterprise Asset Management (EAM) software and distributed workflow management
technology.   Mainsaver's  software  provides  efficient  automated  maintenance management tools to a global clientele of asset dependent companies. Mainsaver's technology and employees will become an integral part of Titan's e-business solutions subsidiary, Cayenta.com.

The acquisition of Mainsaver will allow Cayenta.com to broaden its current e-business offering with a mission critical suite of EAM software deliverable via the Internet. "Enterprise Asset Management tools are increasingly important to growing companies, especially those in Cayenta's three target vertical markets - utilities, transportation, and telecommunications - because they provide an efficient method of managing assets that require extensive maintenance and repair. As a result of this acquisition, Cayenta will now have enhanced technological abilities that will allow it to expand its customer base," said Gene W. Ray, Chairman, President and CEO of Titan.

"Mainsaver has award winning technology, critical expertise in maintenance management, and a terrific reputation for high quality service and support to their clients. Their clients will benefit from our innovation and e-business integration capability. In turn, we will benefit from the opportunity to extend our total solutions service offering to Mainsaver's impressive list of Fortune 1000 clients," said David Porreca, President and CEO of Cayenta.com. Mainsaver's systems are currently used at manufacturing plants of large companies such as Gillette, Rubbermaid, Chevron, General Motors, Baxter Healthcare, Mercedes Benz and Consolidated Edison.

The explosive demand for internet-delivered, easily manageable, e-business solutions opens exciting opportunities for the Mainsaver/Cayenta relationship. As part of its total service offering, Cayenta.com plans to provide customers the opportunity to rent Mainsaver's EAM software over the Internet. Cayenta.com also plans to use its Soliance Network joint venture with partners Sempra Energy and Modis Professional Services to offer rentable EAM applications to companies in the utility market. The company expects EAM applications to be increasingly important in the deregulated utility market.


About Titan

Headquartered in San Diego, California, The Titan Corporation develops and deploys communications and information technology solutions and services. In addition, Titan markets the leading technology for the electronic pasteurization of food products. Titan's strategy is to maximize internal growth of its government and commercial businesses while at the same time acquiring businesses that can be readily integrated into its existing core business units. The company has 3,100 employees, annualized sales of approximately $400 million and total backlog in excess of $1 billion.


About Cayenta

Cayenta.com, a wholly owned subsidiary of the Titan Corporation, integrates, interconnects, and delivers interoperable e-business solutions through the internet to companies seeking to conduct business-to-business e-commerce. Headquartered in San Diego, the company also has major operations in Reston, Va. and Orlando, Fla.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts, including our outlook on the future performance of our core businesses and our growth strategies, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the Company's entry into new commercial businesses, dependence on continued funding of U.S. Department of Defense programs, government contract procurement and termination risks, risks associated with acquiring other companies, including integration risks, and other risks described in the Company's Securities and Exchange Commission filings.



Contact:  Rochelle Bold
     Vice President Investor Relations
     (858) 552-9400 or invest@titan.com


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     Press  releases  and other Titan  information  are  available  on The Titan
     Corporation web site: http://www.titan.com/.
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